FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held April 28, 2010 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through May 28th by dialing 800-642-1687, access code 63224499. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR FIRST QUARTER 2010

Lake Forest, Illinois, April 28, 2010—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the first quarter of 2010.

Revenues for the quarter ended March 31, 2010 were $335.2 million, up 21.0% from $277.1 million in the same quarter last year. Acquisitions less than 12 months old contributed approximately $28.9 million to the growth in revenues for the quarter.  Revenues increased 19.1% compared to the first quarter of 2009 when adjusted for favorable foreign exchange impacts in the first quarter of 2010 of $5.2 million. Gross profit was $155.3 million, up 21.5% from $127.8 million in the first quarter last year. Gross profit as a percent of revenue was 46.3% compared with 46.1% in the first quarter of 2009.  Gross profit for the first quarter of 2010 was unfavorably impacted by $0.4 million of restructuring costs for our regulated returns management services business.

Net income attributable to Stericycle for the first quarter of 2010 was $48.1 million or $0.56 per diluted share compared with $40.7 million or $0.47 per diluted share for the first quarter of 2009.  Net income attributable to Stericycle for the first quarter of 2009 included the effect of $0.4 million of after-tax transaction expenses related to acquisitions, and net income for the first quarter of 2010 included the effect of $0.7 million of after-tax transaction expenses related to acquisitions and $0.4 million of after-tax restructuring costs for our regulated returns management services business. Adjusted for these charges, non-GAAP earnings per diluted share increased from $0.47 in the first quarter of 2009 to $0.57 in the first quarter of 2010 or up 20.2% (see table below).

Table to reconcile GAAP EPS to non-GAAP EPS*
	Three months ended March 31,
			Change
	2010	2009	$	%
GAAP EPS	$0.56	$0.47	$0.09	18.7%
Transaction expenses related to acquisitions / restructuring costs	0.01	0.01
Non-GAAP EPS (adjusted)	$0.57	$0.47	$0.10	20.2%

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $81.1 million for the first quarter of 2010. Cash flow and increased loan balances were used to strengthen our business by acquisitions, capital expenditures and share repurchases.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	March 31,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$22,886	$15,767
Short-term investments	1,786	1,131
Accounts receivable, less allowance for doubtful accounts of $9,370 in 2010 and $8,709 in 2009	192,296	179,770
Deferred income taxes	9,746	14,087
Prepaid expenses	19,296	12,421
Other current assets	25,804	23,364
Total Current Assets	271,814	246,540
Property, Plant and Equipment, net	253,830	246,154
Other Assets:
Goodwill	1,428,348	1,394,091
Intangible assets, less accumulated amortization of $20,364 in 2010 and $18,546 in 2009	304,783	269,454
Other	28,236	26,564
Total Other Assets	1,761,367	1,690,109
Total Assets	$2,287,011	$2,182,803

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$67,680	$65,932
Accounts payable	45,922	47,608
Accrued liabilities	113,824	92,226
Deferred revenues	16,377	14,954
Total Current Liabilities	243,803	220,720
Long-term debt, net of current portion	929,039	922,919
Deferred income taxes	187,797	171,744
Other liabilities	14,482	10,247
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 84,652,064 issued and outstanding in 2010 and 84,715,005 issued and outstanding in 2009)	847	847
Additional paid-in capital	46,290	47,522
Accumulated other comprehensive income	(22,562)	(12,292)
Retained earnings	857,737	809,618
Total Stericycle, Inc. Shareholders’ Equity	882,312	845,695
Noncontrolling interest	29,578	11,478
Total Shareholders' Equity	911,890	857,173
Total Liabilities and Shareholders' Equity	$2,287,011	$2,182,803

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three months ended March 31,
	2010		2009
	$	% of Rev	$	% of Rev
Revenues	335,177	100.0	277,090	100.0
Cost of revenues	179,432	53.5	149,287	53.9
Restructuring Costs	428	0.1	--	0.0
Gross profit	155,317	46.3	127,803	46.1
Selling, general and administrative expenses	64,022	19.1	51,872	18.7
Amortization	1,975	0.6	1,010	0.4
Total SG&A expense and amortization	65,997	19.7	52,882	19.1
Income from operations before acquisition, integration, and other expenses	89,320	26.6	74,921	27.0
Transactional expenses related to acquisitions	800	0.2	610	0.2
Restructuring costs and impairment of fixed assets	239	0.1	--	0.0
Acquisition integration expenses	1,149	0.3	111	0.0
Income from operations	87,132	26.0	74,200	26.8
Other income (expense):
Interest income	80	0.0	174	0.1
Interest expense	(8,963)	-2.7	(8,099)	-2.9
Other expense, net	(1,003)	-0.3	(790)	-0.3
Total other expense	(9,886)	-2.9	(8,715)	-3.1
Income before income taxes	77,246	23.0	65,485	23.6
Income tax expense	28,612	8.5	24,811	9.0
Net income	48,634	14.5	40,674	14.7
Net income attributable to noncontrolling interests	515	0.2	19	0.0
Net income attributable to Stericycle, Inc.	48,119	14.4	40,655	14.7

Earnings per share-diluted	0.56		0.47

Weighted average number of common shares outstanding-diluted	86,573,237		86,841,903

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Three Months Ended March 31,
	2010	2009
OPERATING ACTIVITIES:
Net income	$48,634	$40,655
Adjustments to reconcile net income to net cash provided by operating activities:
Restructuring costs and impairment of fixed assets	667	--
Stock compensation expense	3,874	3,461
Excess tax benefit of stock options exercised	(1,163)	(264)
Depreciation	10,414	7,834
Amortization	1,975	1,010
Deferred income taxes	13,784	7,858
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(7,932)	7,882
Accounts payable	(3,522)	(3,715)
Accrued liabilities	14,934	13,527
Deferred revenues	1,611	1,096
Other assets	(2,221)	(3,068)
Net cash provided by operating activities	81,055	76,276

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(50,459)	(16,296)
Purchases of short-term investments	(423)	(1,664)
Proceeds from sale of property and equipment	--	244
Capital expenditures	(12,804)	(8,389)
Net cash used in investing activities	(63,686)	(26,105)

FINANCING ACTIVITIES:
Repayment of long-term debt	(27,533)	(2,908)
Net borrowings / (repayments) on senior credit facility	24,873	(25,112)
Purchase / cancellation of treasury stock	(10,616)	(27,482)
Proceeds from other issuance of common stock	4,195	3,229
Excess tax benefit of stock options exercised	1,163	264
Net cash used in financing activities	(7,918)	(52,009)
Effect of exchange rate changes on cash	(2,332)	1,839
Net increase in cash and cash equivalents	7,119	1
Cash and cash equivalents at beginning of period	15,767	9,095
Cash and cash equivalents at end of period	$22,886	$9,096

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$10,038	$1,900